As filed with the Securities and Exchange Commission September 7, 2016

Registration Statement No. 333-______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

US ASSETS INC.
(Exact name of registrant as specified in its charter)

Nevada	6519	37-1762113
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1910 Pacific Avenue, Suite 17060
Dallas, TX 75201
(469) 607-8448
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jeffrey Love
President, Chief Executive Officer and Chief Financial Officer
1910 Pacific Avenue, Suite 17060
Dallas, TX 75201
(469) 607-8448
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Laura Anthony, Esq.
Legal & Compliance, LLC
330 Clematis Street, Suite 217
West Palm Beach, FL 33401
Phone: (800) 341-2684

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price	Amount of Registration Fee (1)
Common Stock, par value $0.0001	2,590,000	$0.10	$259,000.00	$25.90

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
The selling stockholders will sell the common stock being registered in this offering at a fixed price of $0.10 per share. All registration fees will be borne by the Company; none of the expenses will be borne by the selling stockholders. If the offering is not already closed at the time, the issuer will file a post-effective amendment to reflect the change to a market price if and when the shares are quoted on the OTCQX® or OTCQB® tier of the OTC Market Group, Inc. or are listed on an exchange.  It is possible that the issuer's shares may never be quoted on the OTCQX or OTCQB tiers of the OTC Market Group, Inc. or listed on an exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 7, 2016

US ASSETS INC.
 2,590,000 Shares of Common Stock

This prospectus relates to the resale of up to 2,590,000 shares of our common stock by the selling stockholders named in this prospectus. This prospectus may be used by the selling stockholders named herein to resell, from time to time, those shares of our common stock included herein. For information about the selling stockholders see "Principal and Selling Stockholders" on page 25.

We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. The selling stockholders will sell their shares at a fixed price of $.10 per share for the duration of this offering. See "Determination of Offering Price" and "Plan of Distribution."

The selling stockholders, and any participating broker-dealers, are deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock. We will be responsible for all fees and expenses incurred in connection with the preparation and filing of the registration statement of which this prospectus is a part; provided, however, that we will not be required to pay any underwriters' discounts or commissions relating to the securities covered by the registration statement.

The offering will commence promptly on the date upon which the registration statement is declared effective with the Securities and Exchange Commission (the "SEC") and will conclude upon the date on which all 2,590,000 shares have been sold, unless earlier terminated by us, in our sole discretion. This is the initial public offering of our common stock. No commission or other compensation related to the sale of the common stock will be paid to the officers and directors.

No public market currently exists for our common stock and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not currently traded on any exchange or quoted on the OTC Markets. After the effective date of the registration statement of which this prospectus is a part, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA"), for our common stock to be eligible for trading on the OTC Markets. We do not yet have a market maker who has agreed to file such application, nor can there be any assurance that such an application for quotation will be approved. We will bear the expenses relating to the registration of the shares of common stock. In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from an investment in our common stock.

We are an "emerging growth company" as defined in the SEC rules and we will be subject to reduced public reporting requirements. See "Emerging Growth Company and Smaller Reporting Company Status."

Our common stock is subject to the "penny stock" rules of the SEC. Any investor who purchases shares will have no assurance that any other monies will be subscribed to in the prospectus. The funds raised in this offering, may be insufficient to develop our business strategy.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

The date of this prospectus is ______________, 2016.

TABLE OF CONTENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
INDUSTRY AND MARKET DATA	2
PROSPECTUS SUMMARY	3
SUMMARY HISTORICAL FINANCIAL DATA	6
RISK FACTORS	7
USE OF PROCEEDS	11
CAPITALIZATION	11
DILUTION	11
DETERMINATION OF OFFERING PRICE	11
PLAN OF DISTRIBUTION	12
DIVIDEND POLICY	13
DESCRIPTION OF BUSINESS	14
LEGAL PROCEEDINGS	18
MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION	19
APPOINTMENT OF AUDITOR	21
DIRECTORS AND EXECUTIVE OFFICERS	21
EXECUTIVE COMPENSATION	23
2015 SUMMARY COMPENSATION TABLE	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
PRINCIPAL AND SELLING STOCKHOLDERS	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
DESCRIPTION OF SECURITIES	27
SHARES ELIGIBLE FOR FUTURE SALE	27
LEGAL MATTERS	28
EXPERTS	28
DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28
WHERE YOU CAN FIND ADDITIONAL INFORMATION	29
INDEX TO FINANCIAL STATEMENTS	F-1

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes "forward-looking statements" within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear under the headings "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations'" and "Business." When used in this prospectus, the words "estimates," "expects," "anticipates," "projects," "forecasts," "plans," "intends," "believes," "foresees," "seeks," "likely," "may," "might," "will," "should," "goal," "target" or "intends" and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Some of the factors that we believe could affect our results include:

●	limitations on our ability to continue operations and implement our business plan;

●	our history of operating losses;

●	the timing of and our ability to obtain financing on acceptable terms;

●	the effects of changing economic conditions;

●	the loss of members of the management team or other key personnel;

●	competition from larger, more established companies with greater economic resources than we have;

●	costs and other effects of legal and administrative proceedings, settlements, investigations and claims, which may not be covered by insurance;

●	costs and damages relating to pending and future litigation;

●	control by our principal equity holders; and

●	the other factors set forth herein, including those set forth under "Risk Factors."

There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us in this prospectus apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law.

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

PROSPECTUS SUMMARY

This summary highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus and the information incorporated by reference into this prospectus, including the information presented under the section entitled "Risk Factors" and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements."

In this prospectus, unless the context indicates otherwise, "US Assets," the "Company," "we," "our," "ours" or "us" refer to US Assets Inc., a Nevada corporation.

Our Company

We were organized as a Nevada corporation on July 28, 2014.  The Company is a real estate investment company located in Dallas, Texas. Our business plan is to profitably source, negotiate and acquire commercial real estate assets for investment and resale. The Company will purchase, develop and leaseback single tenant commercial properties as well as invest in mortgage receivables and other assets. The Company is in development stages and therefore operations to date have been devoted primarily to organizational activities, commencing operations and undertaking the initial acquisition and sale of a commercial properties, acquiring a large portfolio of residential mortgages and expanding into commercial properties through joint ventures in future commercial properties (e.g., urgent care facilities and gas/convenience store, and other single tenant commercial businesses).

For the period from July 28, 2014 (date of inception) through June 30, 2015 and the nine months ended March 31, 2016, we generated total revenue of $0 and $750,992, respectively, and had a net loss of $(4,804) and $(407,606), respectively. For the fiscal year ended June 30, 2015, we had an accumulated stockholders' deficit of approximately $(4,804) and recurring losses from operations as of June 30, 2015. For the nine months ended March 31, 2016, we had an accumulated stockholders' deficit of approximately $(412,410) and recurring losses from operations as of March 31, 2016.

Recent Developments

On October 1, 2015, we entered into a five year, four month lease for a private office in Dallas, Texas for our primary operations. The current monthly rent obligation is $5,024 and is subject to annual 3% increases and consumer price index adjustments.

On November 1, 2015, we entered into a purchase agreement with FP Management Group, LLC ("FP"), a mortgage servicer, to purchase a pool of approximately 178 seller financed first lien residential mortgage loans on residential properties located in Texas (the "FP Purchase Agreement"). The total purchase price was $12,267,637. The purchase price was paid $200,000 in a down payment, with the balance due under the FP Purchase Agreement. Jeffrey Love, CEO, contributed the $200,000 down-payment for this purchase. The balance owed under the FP Purchase Agreement accrues interest at the rate of 9% per annum through October 1, 2017. Interest only payments are due through October 1, 2017, at which time the remaining principal balance and all interest is due and payable in full. The Company entered into a Management Agreement dated November 1, 2015 with FP Management, LLC (the "Management Agreement") to manage the properties related to the FP Purchase Agreement.

On March 4, 2016, we entered into a Preliminary Partnership Agreement with certain other minority owners, pursuant to which we acquired a 10% interest in Exceptional Health Care, Inc. ("Exceptional"), a Texas corporation formed for the purpose of building and operating medical facilities. Mr. Love serves on the board of directors of Exceptional, and is an active participant in Exceptional's operations.  Subsequent to the Company's entry into the Preliminary Partnership Agreement, Exceptional signed a purchase/leaseback transaction on two currently operating Emergency Care Clinics in Garland and Livingston, Texas. US Assets earned a fee for facilitating this transaction. Exceptional currently has contracted to purchase 7 different locations in Texas to build, leaseback and operate emergency care clinics. All building plans and designs have been produced and approved, and construction loan approval has been provided. There are no formal provisions within the Bylaws regarding distributions, liability of members, or governance.

US Assets will design, develop and build to own gas station/convenience store locations. Currently, 2 lots have been placed under contract to begin construction. US Assets will contract with a gas supply company for the fuel delivery for these stations.

US Assets has contracted to purchase many other gas station/convenience store locations throughout the United States. These closings will take place in the 3rd quarter of 2016.

Emerging Growth Company and Smaller Reporting Company Status

Emerging Growth Company

We are an "emerging growth company" as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies.

We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange of 1934, as amended (the "Exchange Act").

Smaller Reporting Company

We also qualify as a "smaller reporting company" under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings some of which are similar to those of an emerging growth company, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

Company Information

Our principal office is located at 1910 Pacific Ave., Suite 17060, Dallas, TX 75201 and our phone number is (469) 607-8448. Our corporate website address is www.usassetsinc.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

The Offering

Issuer	US Assets Inc.

Securities being offered by the selling stockholders	2,590,000 shares of common stock

Common stock outstanding before this offering	57,590,000, shares

Common stock to be outstanding after this offering	57,590,000, shares

Initial offering price	$0.10. See "Determination of Offering Price" and "Plan of Distribution."

Market for our common stock
No public market currently exists for our common stock and a public market may not develop, or, if any market does develop, it may not be sustained. There cannot be any assurance that a market maker will agree to file the necessary documents with FINRA for our common stock to be eligible for quotation on the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders in this offering. See "Principal and Selling Stockholders."
Termination of the offering	The offering will conclude when we have sold all of the 2,590,000 shares of common stock offered by us, unless earlier terminated by us, in our sole discretion.

Risk factors
Investment in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 7 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

SUMMARY HISTORICAL FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the year ended June 30, 2015 and the balance sheet data as of June 30, 2015 are derived from the audited financial statements. The summary historical financial data for the nine months ended March 31, 2016 and the balance sheet data as of March 31, 2016 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes appearing elsewhere in this prospectus.

	July 28, 2014 (Inception) through June 30, 2015	Nine Months Ended March 31,2016 (unaudited)
Statement of Operations Data
Total revenues	$--	$750,992
Total operating expenses	4,804	1,157,473
Loss from operations	(4,804)	(406,481)
Total other income (expense)	--	(1,125)
Net loss	$(4,804)	$(407,606)
Net loss per share, basic and diluted	$--	$(.01)

Balance Sheet Data (at period end)
Cash and cash equivalents	$15,143	$233,486
Working capital (1)	$5,886	$566,390
Total assets	$291,535	$12,520,915
Total liabilities	$(261,089)	$12,104,575
Stockholders' equity	$30,446	$416,340

(1) Working capital represents total current assets less total current liabilities.

RISK FACTORS

Investment in our common stock involves a number of substantial risks. You should not invest in our stock unless you are able to bear the complete loss of your investment. In addition to the risks and investment considerations discussed elsewhere in this prospectus, the following factors should be carefully considered by anyone purchasing the securities offered through this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

Risks Related to Our Business and Industry

Our limited operating history and our failure since inception to achieve an operating profit makes our future prospects and financial performance unpredictable, and the current scale of our operations is insufficient to achieve profitability.

We commenced operations on July 28, 2014 and as a result, we have a limited operating history upon which a potential investor can evaluate our prospects and the potential value of an investment in our company. In addition, we have not made an operating profit since our incorporation. We remain subject to the risks inherently associated with new business enterprises in general and, more specifically, the risks of investment in real estate in general and in particular, the risks inherent in the different types of real estate investing that we pursue. Our prospects are subject to the risks and uncertainties frequently encountered by companies in their early stages of development, including the risk that we will not be able to implement our business strategy. The current scale of our operations is insufficient to achieve profitability. If we are unable to implement our business strategy and grow our business, our business will be materially adversely affected.

Some of these risks include:

•	Financial risk, including the inability to raise needed funds and the risk of raising insufficient funds prior to receiving income from our investments;
•
Various market risks, including the inability of income-producing investments to continue to produce the required income to make required payments and maintain the targeted rates of returns and returns on investment; and

•	Personnel risk associated with the risk of not being able to retain our employees and management.

To the extent possible, management has reviewed all normal risks associated with this business and will endeavor to manage and minimize these risks.

Because our officers and board of directors will make all management decisions, you should only purchase our common stock if you are comfortable entrusting our officers and directors to make all decisions.

Our officers and directors will have the sole right to make all decisions with respect to our management. Investors will not have an opportunity to evaluate the specific projects that will be financed with future operating income. You should not purchase our common stock unless you are willing to entrust all aspects of our management to our officers and directors.

We may not be able to implement our plans for growth successfully, which could adversely affect our future operations.

Various factors, such as economic conditions, regulatory and legislative considerations and competition, may also impede our ability to successfully implement our business plan. If we are unable to grow as planned, our business and prospects could be adversely affected.

Our inability to manage our growth could harm our business.

We anticipate that our business operations will continue to grow significantly over time. To manage the expected growth of our operations and personnel, we will be required to, among other things:

•	improve existing and implement new operational and financial systems, procedures and controls;
•	hire, train and retain employees; and
•	grow our overall employee base.

 If we are unable to manage growth effectively, our business, prospects, financial condition and results of operations could be adversely affected.

We may need to raise additional capital that may not be available, which could harm our business.

Our growth will require that we generate additional capital either through retained earnings or the issuance of additional debt or equity securities. Additional capital may not be available on terms acceptable to us, if at all. Any equity financings could result in dilution to our stockholders or reduction in the earnings available to our common stockholders. If adequate capital is not available or the terms of such capital are not attractive, we may have to curtail our growth and our business, and our business, prospects, financial condition and results of operations could be adversely affected.

If we lose the services of any of our key management personnel, our business could suffer.

Our future success significantly depends on the continued service and performance of our Chief Executive Officer, Jeffrey Love. Competition for key management is intense and we may not be able to attract and retain key personnel. We do not maintain any "key man" or other related insurance. The loss of the service of our Chief Executive Officer, or the inability to attract additional qualified personnel as needed, could materially harm our business.

We will incur increased costs as a result of being a public reporting company.

Once the registration statement, of which this prospectus forms a part, is declared effective by the SEC, we will become a public reporting company. As a public reporting company, we will incur significant legal, accounting and other expenses that we did not incur as a non-reporting company, including costs associated with our SEC reporting requirements. We expect that the additional reporting and other obligations imposed on us under the Exchange Act, will increase our legal and financial compliance costs and the costs of our related legal, accounting and administrative activities significantly. Management estimates that compliance with the Exchange Act reporting requirements as a reporting company will cost in excess of $150,000 annually. Given our current financial resources, these additional compliance costs could have a material adverse impact on our financial position and ability to achieve profitable results. These increased costs will require us to divert money that we could otherwise use to expand our business and achieve our strategic objectives.

Our business is subject to extensive regulation in the jurisdictions in which we conduct our business.

Our business operations are subject to extensive regulation, in many different aspects, including but not limited to Federal and State laws regarding the leasing (or refusal to lease) of residential real estate properties; and the servicing of the residential mortgages. These include, but are not limited to: the (i) Fair Housing Act (41 U.S.C. § 3601 et seq.); (ii) the Fair Debt Collections Practices Act (15 U.S.C. § 1692, et seq.); (iii) the Fair Credit Reporting Act (15 U.S.C. § 1681, et sec); and numerous State housing and building codes.  In addition, as the owner of real property, the Company is subject to State codes relative to the condition and renovation of the property, whether from State building and use codes; Federal and State environmental regulations.  As the purchaser of residential mortgage loans, the Company will need to ensure compliance with all Federal and State regulations related to the servicing of those loans and the obligations of a residential mortgage lender. This is by no means and exhaustive list of the potential regulations which will impact our handling of the properties in our portfolio.

We believe that we minimize our risks in this area by engaging competent professionals where needed; i.e., (i) retaining an experienced management company for the lease of all of the residential properties that we own; (ii) engaging professional real estate agents to represent us in the purchase and sale of our properties; (iii) engaging legal counsel in the acquisitions, sale and negotiation of the purchase and sale of the commercial properties; (iv) hiring professional management to service the residential mortgage loan portfolio we are buying. The company has engaged FP Management Group, LLC ("FP"), as the mortgage servicer to assist in completing these tasks.

A material failure to comply with applicable laws and regulations could result in regulatory actions, lawsuits and damage to our reputation, which could have a material adverse effect on our results of operations, financial condition and liquidity.

Our business plan is untested and there can be no assurances that our plan, if implemented, will be successful.

The Company has only recently begun operations and is still developing its business plan and there can be no assurances that our plan, if implemented, will be successful. The Company intends to pursue its plan to engage in two different areas of real estate investments: Commercial and Residential. It is possible that one or more of these particular investment strategies may not be successful, or may not even be pursued, as anticipated, by the Company.

Risks Relating to the Offering

As an "emerging growth company" under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as "say-on-pay" and "say-on-frequency"; and
●
disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer's compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

There is no assurance that a trading market will develop.

There is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares.

All proceeds from the sale of shares offered by the Company will be for the benefit of the selling stockholders and will not be available for use by the Company.

All proceeds from the sale of shares offered by the Company will be for the benefit of the selling stockholders.  The proceeds of this sale will not inure to the benefit of the Company in any way and will not assist the company in implementing the Company's business strategy.

Our shares are not currently traded on any market or exchange.  We intend to apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC Markets or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange.  We intend to apply to have our common stock quoted via the OTC Markets. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the Company's shares may never be quoted on the OTC Markets or listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers.  These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a "penny stock").  Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors.  For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale.  The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

The offering price of $0.10 per share is arbitrary.

The offering price of $0.10 per share has been arbitrarily determined by the selling stockholders and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor's ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may never be established.  A limited trading volume may prevent our stockholders from selling shares at such times or in such amounts as they may otherwise desire.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated.  Through ownership of shares of our common stock, one stockholder, Jeffrey Love, our Chief Executive Officer, President and Chairman of the Board, beneficially owns 86.8% of our total outstanding shares of common stock before this offering and Ahmed Mahmud, our Chief Operations Officer, beneficially owns 4.3% of our total outstanding shares of common stock before this offering, and neither such person plans to sell any shares in this offering. As a result of the concentrated ownership of the stock, Mr. Love, acting alone or together with Mr. Mahmud, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions.  This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company.  It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Certain federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets.  Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed.  Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of directors' independence, audit committee oversight, and the adoption of a code of ethics.  Our board of directors has not adopted a Code of Ethics and Business Conduct at this time, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We have never paid dividends on our common stock and have no plans to do so in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. See "Dividend Policy."

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders in this offering. See "Principal and Selling Stockholders."
CAPITALIZATION

The following table shows our capitalization as of March 31, 2016.  This capitalization will not be affected by any sales of the common stock in this offering as such sales will not affect our issued and outstanding shares of common stock.

We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our audited financial statements and the accompanying notes included elsewhere in this prospectus. You should also read this table in conjunction with "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

As of March 31, 2016

Long-term liabilities	$11,945,903

Stockholder's equity:
Preferred stock, $.0001 par value, 50,000,000 Authorized, none outstanding	65,000
Common stock, $.0001 par value 50,355,000 issued and outstanding	5,759
Additional paid-in capital	757,991
Deficit accumulated during development stage	(412,410)
Total stockholders' equity	416,340

Total capitalization	$416,340

(1)	The number of shares of common stock to be outstanding after the offering is the same as outstanding prior to this offering – 57,590,000 shares.
DILUTION

The net tangible book value per share as of March 31, 2016 was $$0.007.  Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of shares of our common stock outstanding as of March 31, 2016.

Our net tangible book value and our net tangible book value per share will not be impacted by the 2,590,000 shares of common stock which may be sold in this offering, as the shares will be sold by the selling shareholders and not by the Company, and thus will not affect our shares outstanding.  We are registering 2,590,000 shares of common stock for sale by the selling stockholders.

Control

One stockholder has effective control over the Company before and after this Offering.  Jeffrey Love, our Chief Executive Officer, President and Chairman of the Board, owns 47,500,000 shares (82.48%) of our total outstanding shares of common stock before this offering.
DETERMINATION OF OFFERING PRICE

The shares being offered by the selling stockholders will be sold at a fixed price of $0.10 for the duration of this offering. The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. It has been arbitrarily determined by the selling stockholders. It may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

PLAN OF DISTRIBUTION

There is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

This prospectus relates to 2,590,000 shares of our common stock offered by the selling stockholders. The selling stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

These shares shall be sold at a fixed price of $0.10 for the duration of this offering. The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. It has been arbitrarily determined by the selling stockholders. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders or any of their respective pledgees, donees, transferees or other successors-in-interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Before any such agent, or broker-dealer sells any of the shares that are the subject of this prospectus, a post-effective amendment to the registration statement of which this prospectus forms a part will be filed to name anyone receiving compensation for selling the shares before any sales take place. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a fixed price which may be below or above the then market price. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are "underwriters" as that term is defined under the Securities Act, or the Exchange Act or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the respective selling stockholder. A selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if a selling stockholder defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.

The selling stockholders also may transfer their shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.

The selling stockholders acquired the securities offered hereby in a private placement conducted by the Company, and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If a selling stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of our common stock and activities of the selling stockholders.

 The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Markets. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker's listing application for our shares is approved.

The OTC Markets is maintained by OTC Market Group, Inc. The securities traded on the OTC Markets are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Markets, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

ERISA Considerations

Special considerations apply when contemplating the purchase of shares of our common stock on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts ("IRAs") and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities who underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan"). A person considering the purchase of our shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. The agreements, into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

As of September 1, 2016, we had 32,500 shares of the Company's Series A Preferred Stock issued and outstanding, which is entitled to a 6% annual dividend.

DESCRIPTION OF BUSINESS

Business Overview

We were organized as a Nevada corporation on July 28, 2014.  The Company is a real estate investment company located in Dallas, Texas. We are a development stage company, and our business plan is to purchase, manage and sell homes throughout the United States, but primarily in the Dallas and Houston, Texas markets. The Company also plans to purchase, manage and develop gas stations and convenience stores, as well as invest in mortgage receivables and other assets. Our operations to date have been devoted primarily to organizational activities, commencing operations and undertaking the initial acquisition and sale of a residential asset, acquiring a large portfolio of residential mortgages and expanding into commercial properties through joint ventures in future commercial properties (i.e. urgent care facilities and gas/convenience store businesses

The Company intends to buy, sell, and lease the following types of real properties and/or the underlying mortgage loans:
•	Residential
•	Multi-family housing - Class A & B Apartment Buildings and Condominiums
•	Commercial Properties
o	Retail & Office properties
o	Commercial single tenant properties: local businesses
o	Land development

Market

Our target areas for potential acquisitions are the Dallas and Houston regions of Texas, currently restricted to the single-tenant market, but we are not restricted to those regions should a worthwhile opportunity arise in another location. The overall Dallas and Houston real estate markets, for the last 3 years, have experienced an average of 10-15% increase in values per year. For the housing market, there is currently relatively little inventory, due to many people moving to Dallas and Texas overall. The pace of construction of new apartment buildings in Texas, and particularly Dallas, appears to be increasing, and commercial values have generally been increasing. Although there was a reduction in real estate real estate values during the last real estate slump, Texas was not as badly affect as states such as Florida and California and many values in Texas are back to their pre-slump levels.

1.
SINGLE and MULTI-FAMILY RESIDENTIAL – According to an article in Realty Times on August 10, 2016, home prices in Texas have maintained their robust, upward trajectory in a vast majority of metro areas during the second quarter, causing affordability to slightly decline despite mortgage rates hovering at lows not seen in over three years, according to the latest quarterly report by the National Association of Realtors®. The trend is not slowing down, due to the robust economy in Texas and the low number of houses for sale.

2.
RETAIL & COMMERCIAL- SINGLE TENANT - According to an article in the Dallas Morning News on August 18, 2016, 2016 is shaping up to be a record year for North Texas commercial property deals. So far investors have purchased more than $1 billion high-profile properties - everything from downtown skyscrapers to big buildings. Another billion dollars or so in commercial property still pending. 2016 will easily top last year's more than $1.5 billion in major transactions. New per square-foot sales records are being set, too.

Business Strategy

Our business strategy is to pursue opportunities in each of the sectors outlined above: Residential & Multi-Family, Retail and Commercial primarily in the Dallas and Houston markets, by purchasing properties outright and either selling or operating them; and/or by purchasing the underlying mortgage debt. We intend to keep our investment portfolio broken up into these sectors in the percentages outlined above for the foreseeable future, however, at any given time, the mix of investments that we participate in could be higher or lower than outlined.

Competitive Strengths

Our CEO, CFO and COO have all been active in the real estate markets in and around the Dallas and Houston areas, having bought, sold and financed hundreds of properties between them. In addition, the Company's CFO holds his Brokers license and together they have developed substantial relationships within the investment community which provide the Company with competitive strengths in the identification, acquisition, financing and ultimate disposition of the Companies real estate properties and mortgage loan portfolio.

Business Lines

Within each of the Company's two (2) main real estate investment categories, the Company has focused in on the types of investment properties that it will seek out:

1.	SINGLE FAMILY RESIDENTIAL

(1) Residential real estate.  In 2016, the Company purchased and sold one (1) residential property in Arlington, Texas for approximately $44,000 profit.  The Company currently does not hold any residential real estate, however, it is continuously looking for properties suitable for acquisition.

(2)  Residential Mortgage Portfolio.  On November 1, 2015, we entered into a purchase agreement with FP Management Group, LLC ("FP"), a mortgage servicer, to purchase a pool of approximately 178 seller financed first lien residential mortgage loans on residential properties located in Texas (the "FP Purchase Agreement"). The total purchase price was $12,267,637. The purchase price was paid $200,000 in a down payment, with the balance due under the FP Purchase Agreement. Jeffrey Love, CEO, contributed the $200,000 down-payment for this purchase. The balance owed under the FP Purchase Agreement accrues interest at the rate of 9% per annum through October 1, 2017. Interest only payments are due through October 1, 2017, at which time the remaining principal balance and all interest is due and payable in full. The Company entered into a Management Agreement dated November 1, 2015 with FP Management, LLC (the "Management Agreement") to manage the properties related to the FP Purchase Agreement.

2.
MULTI-FAMILY HOUSING – The Company looks to invest approximately 15% of its holdings in Multi-Family Residential Housing (Class A and Class B). Currently the Company does not own any Multi-family housing projects, but in reviewing potential acquisitions, the Company intends to use the following criteria as a guide:

•	Expected return on investment is approximately 9.5% per year.
•	Focus on apartment complexes that are newly constructed or remodeled.
•	We will only purchase class A & B complexes unless a purchase and sell objective is adopted.
•	Apartment complexes will be managed by FP Management.

Class A - Apartment Complexes
These properties represent the highest quality buildings in their market.  They are generally newer properties built within the last 15 years and have top amenities, credit-worthy tenants, annual rent increases, and low vacancy rates. Class A buildings are located in prime areas and are professionally managed.  Additionally, they typically demand the highest rent with little or no deferred maintenance issues.
Class B - Apartment Complexes
One step down from Class A, these properties are generally older than Class A, tend to have lower income tenants and may or may not have professional management. Rental income is typically lower than Class A and may have some deferred maintenance issues. However, most of these buildings are well maintained and the Company could pursue these as a "value-added" investment opportunity because with renovation and common area improvements, the property can be upgraded to Class A or a Class B+. The Company would look to acquire these properties at a higher CAP Rate than a comparable Class A property because these properties are viewed as riskier than Class A, and may require more investment in renovations.

3.
RETAIL & OFFICE - The Company looks to invest approximately 15% of its holdings in commercial properties with multiple tenants, i.e. strip malls, etc. and intends to use the following criteria as a guide:

•	Expected return on investment is approximately 10% per year.
•	Shopping centers with anchor tenants, high-yield, new construction, or remodeled locations.
•	All properties will be managed by the Company.

4.
COMMERCIAL- SINGLE TENANT - The Company looks to invest approximately 35% of its holdings in Single Tenant commercial properties, either alone or in partnership with others, and intends to use the following criteria as a guide:

•	Commercial Single Tenant Triple-Net* Leases

•	Expected return on investment is approximately 9% per year.
•	Single tenant properties
•	May include:
o	24-hour urgent care facilities.
o	Franchised or well-established restaurants.
o	Start-ups will only be done with strong financials and sufficient experience.
•	All commercial properties wholly owned by the Company will be managed by the Company.

*A triple net ("NNN") lease requires the Tenant to be responsible for all of the costs related to the leased space, in addition to the base rental amount paid.  For example, if a property owner leases a building to a business using a triple net lease, the tenant will be responsible for paying the building's property taxes, building insurance, and the cost of maintenance or repairs on the leased space during the term of the lease.  Commercial leases are typically negotiated and individual terms will vary per lease.

The Company has entered into a Preliminary Partnership Agreement dated March 4, 2015 for a 10% interest in Exceptional Health Care, Inc. ("Exceptional"), a Texas corporation, whose business purpose is to build and develop and operate medical facilities. Subsequent to the Company's entry into the Preliminary Partnership Agreement, Exceptional signed a purchase/leaseback transaction on two currently operating Emergency Care Clinics in Garland and Livingston, Texas. The Company earned a fee for facilitating this transaction. Exceptional currently has contracted to purchase 7 different locations in Texas to build, leaseback and operate emergency care clinics. All building plans and designs have been produced and approved, and construction loan approval has been provided. There are no formal provisions within the Preliminary Partnership Agreement regarding distributions, liability of partners or governance.
Customers

 We consider our customers to be our Tenants, whether in residential or commercial properties and we strive to provide them with quality properties at competitive rates, while providing excellent customer service.

Marketing

The Company is engaged in marketing efforts for its commercial projects on numerous fronts.  Our marketing efforts are tailored to the type of investment we are discussing. The Company is not currently in need of additional marketing efforts, as there are more projects being presented to the Company than it can manage. When additional assistance is needed, the company will utilize the knowledge of real estate experts who are local to the area, as well as CoStar and LoopNet.

For the company's residential real estate investments, the Company primarily utilizes the multiple listing service to offer its properties for sale. The Company relies on its management agent to handle the marketing of its residential properties, if it seeks to lease them.

Regulation

We did not incur any material costs in connection with the compliance with any federal, state, or local environmental laws, other than general compliance with customary laws.

Competition

We operate in a competitive environment, although we do not have any material competition as of now. The projects that are brought to the Company are customarily projects on which not many companies are focusing. Once the Company grows, we will likely face competition from competitors such as:

• Store Capital, Inc.
• Spirt Realty, Inc.
• LTC Properties, Inc. • American Campus Communities, Inc. • NorthStar Realty Finance Corp.
While these will be competitors of the Company in the future, these entities are hedge fund companies that currently lend on projects that the Company will be working on.

We believe that in the future we will face increased competition from new investors and real estate hedge funds that have come into the market for both residential and commercial real estate investments. We believe we can meet that competition because of our local connections and time spent in the market, however, no assurance can be given that increased competition will not have an adverse effect on our company.

Office Location

Our principal executive offices are located at 1910 Pacific Avenue, Dallas, TX 75201. We lease a private office in a shared office suite, with services provided, under a five year, four month term that commenced October 1, 2015 and expires January 31, 2021. Future minimum rentals due under this non-cancelable operating lease are as follows:

•	From October 01,2015 to September 30,2016 rent will be $5,023.50 per month.
•	From October 01,2016 to September 30,2017 rent will be $5,171.25 per month.
•	From October 01,2017 to September 30,2018 rent will be $5,319.00 per month.
•	From October 01,2018 to September 30,2019 rent will be $5,466.75 per month.
•	From October 01,2019 to January 31,2021 rent will be $5,614.50 per month.
We believe this facility is adequate for our current and near term future needs.
Employees

As of September 1, 2016, we had 6 full-time employees. None of our employees are represented by a union.

Corporate History

We were organized as a Nevada corporation on July 28, 2014, for the purpose of purchasing residential real estate and commercial real estate.  The Company is headquartered in Dallas, Texas and has operations primarily in the Dallas-Ft. Worth areas of Texas.

During FYE 2015, we offered for sale 2,500,000 shares of our common stock, and sold 2,490,000 shares of our common stock at $0.10 per share, raising $249,000 in a private offering to 25 stockholders.
On May 19, 2015, we purchased rental property located at 3019 Arbor Oaks Dr., Arlington, TX ("Forest Hills Property") for $255,000, and financed $252,150 of the purchase price with a five-year mortgage loan at 11.99% interest, from Centejas Investments, LLC. The lender held back $15,000 for repairs, which were not made. This $15,000 was subsequently applied to payments due. This property was sold on February 19, 2016 for $310,000, realizing a net profit for the Company of approximately $44,000.
On October 1, 2015, we entered into a lease for our corporate offices at 1910 Pacific Avenue, Dallas, TX 75201 and we are current in our rental obligations.

On November 1, 2015, we entered into a purchase agreement with FP Management Group, LLC ("FP"), a mortgage servicer, to purchase a pool of approximately 178 seller financed first lien residential mortgage loans on residential properties located in Texas (the "FP Purchase Agreement"). The total purchase price was $12,267,637. The purchase price was paid $200,000 in a down payment, with the balance due under the FP Purchase Agreement. Jeffrey Love, CEO, contributed the $200,000 down-payment for this purchase. The balance owed under the FP Purchase Agreement accrues interest at the rate of 9% per annum through October 1, 2017. Interest only payments are due through October 1, 2017, at which time the remaining principal balance and all interest is due and payable in full. The Company entered into a Management Agreement dated November 1, 2015 with FP Management, LLC (the "Management Agreement") to manage the properties related to the FP Purchase Agreement.

The Company has entered into a Preliminary Partnership Agreement dated March 4, 2015 for a 10% interest in Exceptional Health Care, Inc. ("Exceptional"), a Texas corporation, whose business purpose is to build and develop and operate medical facilities. Subsequent to the Company's entry into the Preliminary Partnership Agreement, Exceptional signed a purchase/leaseback transaction on two currently operating Emergency Care Clinics in Garland and Livingston, Texas. US Assets earned a fee for facilitating this transaction. Exceptional currently has contracted to purchase 7 different locations in Texas to build, leaseback and operate emergency care clinics. All building plans and designs have been produced and approved, and construction loan approval has been provided. There are no formal provisions within the Bylaws regarding distributions, liability of members, or governance.

LEGAL PROCEEDINGS

We are not a party to any pending or threatened litigation.

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is currently no public trading market for our common stock and no such market may ever develop. While we intend to seek and obtain quotation of our common stock for trading on the OTC Markets, there is no assurance that our application will be approved. An application for quotation on the OTC Markets must be submitted by one or more market makers who:

•	are approved by FINRA;
•	who agree to sponsor the security; and
•	who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTC Markets.

In order for a security to be eligible for quotation by a market maker on the OTC Markets, we will be required to meet a $0.01 bid price test, provide information based upon their reporting standard (SEC Reporting, Bank Reporting or International Reporting), and submit an annual OTC Markets Certification signed by our Chief Executive Officer or Chief Financial Officer.

We intend to cause a market maker to submit an application for quotation to the OTC Markets upon the effectiveness of this registration statement. However, we can provide no assurance that our common stock will be traded on the OTC Markets or, if traded, that a public market will materialize.

Holders

As of the date of this prospectus, there were approximately 39 record holders of our common stock and 3 holders of our Series A Preferred Stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

Reports

Upon the effectiveness of the registration statement of which this prospectus is a part, we will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by our independent accountants, and unaudited quarterly financial statements in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC's website, www.sec.gov.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation. Securities Transfer Corporation's telephone number is (469) 633-0101.

Financial Statements

Our consolidated financial statements are included in this prospectus, beginning on page F-1.

Equity Compensation Plans

As of the date of this prospectus, we have no securities authorized for issuance under equity compensation plans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," and similar expressions to identify forward-looking statements.

Plan of Operation

 The Company has an overall business plan for the coming year and generally thereafter, which calls for the Company to raise substantial capital, primarily to finance the repayment of FP Note due in October 2017, and for working capital.  The Company has outlined operational milestones that it projects will be necessary in order to facilitate that plan.  These milestones are of course subject to funding and other operational matters as they may arise.  Funding that is anticipated to come from this Offering is outlined in the Company's proposed Use of Proceeds section.   The Company has not currently identified the source of the acquisition funds that will be needed to fund the Company's business plan, except as specifically identified in the Use of Proceeds on page 11.

The Company's business plan calls for the following operational milestones:

•	Funding of 7 Emergency Clinic projects that are presently contracted for.
•	Purchasing additional gas station/convenience stores across the country.
o	Approximately 75 stores are being projected for purchase.
o	Several locations are being contracted to build our own stores and sale/leaseback to a tenant.
•	Funding for 5-story condominium project in downtown Dallas at 1100 Peters Street.
•	Multiple properties that have been presented to commercial property buyers for purchase/leaseback projects.
o	Typically, the Company only makes a commission or fee on these projects.

Liquidity and Capital Resources

As of June 30, 2015, we had $35,924 in current assets, consisting of cash and prepaid expenses.  As of March 31, 2016, we had $12,520,915 in assets, consisting of cash, prepaid expenses and mortgage receivables.  The increase in Assets is a result of a 2010 Maserati Quatro that was held by the Company and was sold in August 2016.  No profit or loss was recognized on this transaction. It also includes the FP Management property mortgages.

As of June 30, 2015 we had $30,038 in liabilities consisting of current maturities of long-term debt, accrued expenses and obligations due to a related party and long-term debt of $231,051 consisting of a mortgage on residential investment property. As of March 31, 2016, we had $12,104,575 of liabilities, consisting of Note Payable on the above referenced vehicle and long-term debt consisting of $11,895,903 on the FP Management mortgages.

Cash provided by operations was $100,000 for the nine months ended March 31, 2016, and this is in line with expectations.

At March 31, 2016, we had cash on hand of $233,486, which is could be sufficient to meet our operating needs for the next 12 months. We plan to continue to raise the required capital to meet our operating needs via equity, preferred stock, and debt capital raisings.

We have significant material commitments for the next twelve months, including salaries and rent on our commercial office space, and debt payments on the residential mortgage and the Note to FP.   We will require additional capital to meet our liquidity needs.  The Company has determined that its anticipated monthly cash flow needs should not exceed of $ 25,000 per month for the next 12 months, based on overhead. Expenses are expected to increase in 2016 due to a projected need to increase personnel, by $30,000.

The Company's projected capital needs and its projected increase in expenses are based upon the Company's projected purchase over the coming 12 months, regardless of how much is raised in this offering, the Company will need to rely on private financing to fund acquisitions. The Company's success depends upon its ability to raise capital at a low interest rate.

The Principal of the Company, Jeffrey Love, has provided financing to the company from his own personal funds to date, and has expressed that he intends to continue to do so until such time as the company becomes sufficiently funded or self-supporting. There is no formal agreement in place to provide said financing.

We anticipate that we will receive sufficient proceeds from investors through the sale of these shares, to continue operations for at least the next 12 months as required; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors.  It is anticipated that the company will receive increasing revenues from operations in the coming year, however, since the Company has earned nominal revenues to date, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or stockholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve (12) months.   The Issuer has no agreements or understandings for any of the above-listed financing options, aside from that of Mr. Love.

The "Use of Proceeds" section of this prospectus includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%.  The Company believes it can fund its present operations with projected revenues together with offering proceeds under any of the offering scenarios for at least the next 12 months and longer.  If necessary, Management has indicated that it intends to continue to fund shortfalls as needed. In addition, the Company will consider raising additional funds during 2016 through sales of equity, debt and possibly convertible securities, if it is deemed necessary. Most of the revenue required will be provided from funds generated from fees and financing activities.

The Company has no intention of investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

We did not generate any revenue from July 28, 2014 (inception) to June 30, 2015.   For the period ending June 30, 2015, our expenses were $4,804 and for the nine months ending March 31, 2016 our expenses were $1,157,473, including $500,000 in stock-based compensation which was paid in lieu of cash compensation.   Expenses consisted of those related to interest, accounting, legal, travel and other professional fees. As a result, we have reported a net loss of $(4,804) for the period ending June 30, 2015 and a net loss for the nine months ended March 31, 2016 of $407,606. Our total net loss from inception (January 14, 2014) through June 30, 2015 and March 31, 2016, was $(4,804) and $(412,410) respectively.

Off-Balance Sheet Arrangements

As of March 31, 2016, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Income Taxes

We account for income taxes using the liability method in accordance with FASB Accounting Standards Codification ("ASC") 740 "Income Taxes". To date, no current income tax liability has been recorded due to our accumulated net losses. Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts that are reported in the income tax returns. Our net deferred income tax assets have been fully reserved by a valuation allowance due to the uncertainty of our ability to realize future taxable income and to recover our net deferred income tax assets.

Earnings and loss per Share

The Company computes net earnings (loss) per share in accordance with ASC 260-10 that establishes standards for computing and presenting net earnings (loss) per shares. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares, if any, had been issued and if the additional common shares were dilutive.

Fair Value of Financial Instruments

Carrying amounts reported in the consolidated balance sheets for receivables, accounts payable, and accrued expenses approximate fair value because of their immediate or short-term nature. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

Recent Accounting Pronouncements

The recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

APPOINTMENT OF AUDITOR

Prior to engaging Vogel CPAs, PC as our independent registered public accounting firm, we did not have an independent registered public accounting firm to audit our financial statements.

On September 30, 2015, our board of directors appointed Vogel CPAs, PC as our independent registered public accounting firm. Vogel CPAs, PC audited our financial statements for the fiscal year ended June 30, 2015, and has been engaged as our independent registered public accounting firm for our fiscal year ending June 30, 2016. During our two most recent fiscal years and through the date of Vogel CPAs, PC's appointment, we did not consult with another auditor with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors and Executive Officers

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this prospectus. Our directors are typically elected at each annual meeting and serve for one year and until their successors are elected and qualify. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position(s)
Jeffrey Love	34	Chief Executive Officer & Director
J. Dave Aarant	55	Chief Financial Officer
Ahmed Mahmud	57	Chief Operations Officer

Biographical information concerning the directors and executive officers listed above is set forth below.

Jeffrey Love. Mr. Love has served as our Chief Executive Officer and as our sole director since our inception. Mr. Love has extensive experience in purchasing and rehabbing real estate investment properties at a discount and reselling for a profit. He spent five years owning and managing multiple public companies, including LIG Assets, Inc. and SuiteMagic, Inc. Mr. Love has had more than 10 years of experience investing in the residential and commercial real estate market in the State of Texas. His experience includes buying and selling hundreds of single family residential homes, and undertaking the complete renovation of many of those, along with the purchase of residential mortgage debt. Mr. Love has also been active investing in selling, refinancing, buying, and leasing of commercial property in the State of Texas.

From October 15, 2008 to December 1, 2014, Mr. Love served as Chief Executive Officer and as a director of Lig Assets, Inc., and from September 10, 2014 to October 12, 2015, he served as and a director of USA Restaurant, Inc. Mr. Love serves as a Director and a Vice President and Chief Financial Officer of Exceptional Health Care, Inc., a position he has held since March 13, 2016. Mr. Love also holds 1% of the outstanding shares of stock of Exceptional Health Care, Inc.

J. Dave Aarant.  Mr. Aarant has served as our Chief Financial Officer since April, 2016. From 1993 until joining our company, Mr. Aarant served as CFO of Dash Partners, LP and as a broker, property tax consultant and arbitrator with Aarant Realty Co. In both of these positions, he was responsible to all financial operations and real estate operations of the respective companies. Mr. Aarant is a licensed Texas real estate broker, licensed Texas property tax consultant and licensed property tax arbitrator and an asset-based lender.  Mr. Aarant has owned multiple companies concentrating in the fields of commercial and residential investment.  His companies have successfully purchased, rehabbed ad sold over 2,500 properties, with an emphasis on owner financing in the area of property sales.  He serves on the Board of Directors for the North Texas Association of Real Estate Investors and is a past Board member of the Association of independent Real Estate Owners (AIREO) in Dallas.

Ahmed Mahmud.  Mr. Mahmud has served as our Chief Operations Officer since December, 2015. From 2004 to 2016, Mr. Mahmud was President-Broker at US Business Resources, Inc, a real estate company, where he was responsible for all financial matters and undertaking real estate transactions. From 1999 to 2004, he was President of Citizens Commercial & Real Estate Group, where he was responsible for handling real estate investment, acquisitions and development. Mr. Mahmud also served as the CEO/President of Global Business Group from 2004 to 2009 and CEO/President of US Business Resources, Inc. from 2009 to 2015. Mr. Mahmud is a licensed real estate broker and State of Texas Certified Commercial Trainer, and received his EMBA from Baylor University in 2004.

There are no family relationships between any of the executive officers and directors.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of our company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Director Qualifications

Mr. Love, the Company's founder, Chief Executive Officer and sole director, was appointed to our board in July 2014, and has served in that capacity ever since. Mr. Love has significant operational experience in our industry and brings both a practical understanding of the industry and hands-on experience in our business sector to our board and a greater understanding of certain of the challenges we face in executing our growth strategy.

Corporate Governance

Our board has not established any committees. The function of the audit committee, compensation committee and nominating committee are being undertaken by our board as a whole. Because we are an early stage company and we do not have any independent directors, our board believes that the establishment of committees of our board would not provide any benefits to our company and could be considered more form than substance. As noted above, after the effective date of the registration statement of which this prospectus is a part, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC Markets. We do not yet have a market maker who has agreed to file such application, nor can there be any assurance that such an application for quotation will be approved. The OTC Markets does not require companies to maintain audit, compensation or nominating committees.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our officers and directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors.

Given our relative size and lack of directors' and officers' insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our board will participate in the consideration of director nominees.

As with most small, early stage companies until such time as we further develop our business, achieve a stronger revenue base and have sufficient working capital to purchase directors' and officers' insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our board to include one or more independent directors, we intend to establish an audit committee of our board of directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include "independent" directors, nor are we required to establish or maintain an audit committee or other committee of our board.

Board Oversight in Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including liquidity risk, operational risk, strategic risk and reputation risk. Our Chief Executive Officer also serves as one of our directors and we do not have a lead director. In the context of risk oversight, at the present stage of our operations we believe that our selection of one person to serve in both positions provides the board with additional perspective which combines the operational experience of a member of management with the oversight focus of a member of the board. The business and operations of our company are managed by our board as a whole, including oversight of various risks that our company faces.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to our board of directors, our executive officers and our employees. The Company does not currently have a formal Code of Ethics and Business Conduct and should we develop one in the future, it will be disclosed on our website and reported to the SEC, as may be required at that time.

Director Compensation

Historically, our sole director has not received compensation for his service as a director. In the future, we intend to reimburse any non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

EXECUTIVE COMPENSATION

The following table sets forth all compensation earned by our named executive officers for the fiscal year ended June 30, 2015. Our company was formed in July 2014.

2015 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jeffrey Love,	2015	$	---	$--		--	--			$
Chief Executive Officer
David Aarant,	2015	$	---	$--	--	--	---	--
Chief Financial Officer

Ahmed Mahmud	2015	$	---	$--	250,000	--	---	250,000
Chief Operations Officer

Compensation of Management

Effective April 1, 2016, we entered into an employment agreement with Mr. Love pursuant to which we agreed to employ Mr. Love as our Chief Executive Officer for a term of 20 years. Pursuant to the terms of the employment agreement, Mr. Love's initial base salary is $500,000 per year, to be reviewed on or before December 31st each year. We may also pay Mr. Love a bonus out of our net revenues, at the sole discretion of the board. Pursuant to the terms of the employment agreement, the bonus is initially estimated to be up to 15% of net revenue.

Except as set forth above, we have not entered into employment agreements with our executive officers. As business develops, we may enter into additional employment arrangements with our management personnel, on such terms as determined by our board of directors. Except as set forth above, we have not established a base salary for our executive officers.

There are no compensatory plans or arrangements, including payments to be received from us with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with our company, any change in control, or a change in the person's responsibilities following a change in control of our company.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of June 30, 2015:

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Jeffrey Love	--	--	-	--	--	--	--	--	--
Dave Aarant	--	--	-	--	--	--	--	--	--
Ahmed Mahmud	--	--	-	--	--	--	--	--	--

Long-Term Incentive Plans

There are no arrangements or plans in which we would provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of our board of directors. The board as a whole determines executive compensation.

Director Independence

Our board of directors is currently composed of two members, neither of whom qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of US Assets Inc., including any immediate family members, and any entity owned or controlled by such persons.  Our board of directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our board of directors is established to negotiate the terms of such transactions.  In considering related-person transactions, our board of directors takes into account all relevant available facts and circumstances.

Through June 30, 2015, Jeffrey Love, our Chief Executive Officer, sole director and majority stockholder, personally paid our expenditures aggregating $51,804, consisting of $31,804 in property acquisition costs and $20,000 in cash advances for company expenses.  As of March 31, 2016, unreimbursed amounts due Mr. Love totaled $10,703 and are payable on demand without interest. The aggregate contributions are reflected as additional paid in capital in our financial statements.

PRINCIPAL AND SELLING STOCKHOLDERS

All of the securities owned by the selling security holders may be offered hereby. The selling security holders may sell some or all of the securities owned by them, and there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities. The table below assumes that the selling stockholders sell all of the shares offered for sale. The business address of each person listed is in care of US Assets Inc. 1910 Pacific Avenue, Suite 17060, Dallas, TX 75201.

Information on beneficial ownership of securities is based upon a record list of our shareholders and we have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Based on the information provided to us by or on behalf of the selling stockholders, no selling stockholder, and no entity listed in the footnotes to the table below, is a broker-dealer or an affiliate of a broker-dealer.

Name of Beneficial Owner	No. of Shares Beneficially Owned Prior to Offering	Percent of Shares Beneficially Owned Prior to Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
Martin W Rivers	250,000	0.43%	250,000	0	0.00%
United My Funds - Jimmy Yu	500,000	0.87%	500,000	0	0.00%
AHMED R. MAHMUD	10,000	0.02%	10,000	0	0.00%
PAUL H. KANG	10,000	0.02%	10,000	0	0.00%
BRIAN P. MIN	10,000	0.02%	10,000	0	0.00%
CHAE YANG SONG	10,000	0.02%	10,000	0	0.00%
GUM JA KANE KANG	10,000	0.02%	10,000	0	0.00%
RICHARD H. KANG	10,000	0.02%	10,000	0	0.00%
JOSEPH J. KIM	10,000	0.02%	10,000	0	0.00%
SAMMANTHA U. KANG	50,000	0.09%	50,000	0	0.00%
KYU H. KIM	10,000	0.02%	10,000	0	0.00%

JOHN CHONG	10,000	0.02%	10,000	0	0.00%
CHANG IL YOO	10,000	0.02%	10,000	0	0.00%
DO HWAN CHOI	10,000	0.02%	10,000	0	0.00%
CHAL KIM	50,000	0.09%	50,000	0	0.00%
CHARLIE SHIN	10,000	0.02%	10,000	0	0.00%
HEEDUK LEE	10,000	0.02%	10,000	0	0.00%
AZIZ UL HASSAN	250,000	0.43%	250,000	0	0.00%
SUNNY SHAIKH	100,000	0.17%	100,000	0	0.00%
TURNKEY HOSPITALITY SOLUTIONS	50,000	0.09%	50,000	0	0.00%
Imran Kaiser	40,000	0.07%	40,000	0	0.00%
SHONIYA INC - Saad Sheikh	20,000	0.03%	20,000	0	0.00%
PATRICIA A. GABRYSIAK	100,000	0.17%	100,000	0	0.00%
DENNIS RADCLIFFE	205,000	0.36%	205,000	0	0.00%
United Lone Enterprises LLC/Mohammad Lone	100,000	0.17%	100,000	0	0.00%
KWAN SIM CHONG	50,000	0.09%	50,000	0	0.00%
YOUNG H. AN	10,000	0.02%	10,000	0	0.00%
DAVID YOUNG KOH	10,000	0.02%	10,000	0	0.00%
Byron Young	50,000	0.09%	50,000	0	0.00%
WHBM PROPERTY PARTNERSHIP - Michael White	250,000	0.43%	250,000	0	0.00%
JACK RUBIN	50,000	0.09%	50,000	0	0.00%
Joseph Lee	100,000	0.17%	100,000	0	0.00%
Kevin Cho	60,000	0.10%	60,000	0	0.00%
JONG WOO KIM	160,000	0.28%	160,000	0	0.00%
Joseph Lee	5,000	0.01%	5,000	0	0.00%
Ahmed Mahmud	2,500,000	4.34%	0	2500000	4.34%
Faizullah Abbasi	2,500,000	4.34%	0	2500000	4.34%
Yoodon LLC - Hans Yoo	2,500,000	4.34%	0	2500000	4.34%
Jeffrey Love	47,500,000	82.48%	0	47500000	82.48%
Total	57,590,000	100.00%	2,590,000	55,000,000	95.50%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At September 1, 2016, we had 57,590,000 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of September 1, 2016, and as adjusted to reflect the sale of common stock offered in this offering, for:

●	each of our named executive officers,

●	each of our directors,

●	all of our directors and executive officers as a group, and

●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Information on beneficial ownership of securities is based upon a record list of our stockholders and we have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

	Shares Beneficially Owned Prior to this Offering		Shares Beneficially Owned After this Offering*
Name of Beneficial Owner	Number	Percent	Number	Percent
Named Executive Officers and Directors:
Jeffrey Love	47,500,000	82.48%	47,500,000	82.48%
J. Dave Aarant	--	0.0%	--	0.0%
Ahmed Mahmud	2,500,000	4.34%	2,500,000	4.34%
Named executive officers and directors as a group (3 persons)	50,000,000	86.82%	52,500,000	86.82%

* Assumes the sale of all 2,590,000 shares offered.

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our amended and restated articles of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

As of the date of this prospectus, our authorized capital stock consists of (i) 200,000,000 shares of common stock, par value $0.0001 per share, and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share. At June 30, 2016, we had 57,590,000 shares of common stock issued and outstanding and 32,500 shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

The preferred stock is issuable in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock.

As of September 2, 2016, we had 50,000,000 shares of Preferred Stock designated as "Series A Preferred Stock", of which 32,500 shares are outstanding. The Series A Preferred Stock is entitled to a 6% annual preferred return, which is paid quarterly.  The Series A Preferred Stock is not entitled to vote on any matters submitted to the shareholders of the Company, other than any matter which would affect the rights or preferences of the Series A Preferred Stock.

Transfer Agent

The transfer agent and registrar for our common stock is Securities Transfer Corporation. Securities Transfer Corporation's telephone number is (469) 633-0101.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock, and we cannot predict what effect, if any, market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of our common stock. Future sales of substantial amounts of our common stock in the public market, or the perception that substantial sales may occur, could materially and adversely affect the prevailing market price of our common stock and could impair our future ability to raise capital through the sale of our equity at a time and price we deem appropriate.

Upon completion of this offering we will have 57,590,000 shares of common stock outstanding. These shares of common stock will be freely tradable without restriction under the Securities Act, except for any such shares which may be held or acquired by an "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act, which shares will be subject to the volume limitations and other restrictions of Rule 144 described below. 50,000,000 shares of common stock held by our officers and directors upon completion of this offering will be "restricted securities," as that phrase is defined in Rule 144, and may be resold only after registration under the Securities Act or pursuant to an exemption from such registration, including, among others, the exemptions provided by Rule 144 of the Securities Act, which is summarized below

Rule 144

The availability of Rule 144 will vary depending on whether shares of our common stock are restricted and whether they are held by an affiliate or a non-affiliate. For purposes of Rule 144, a non-affiliate is any person or entity that is not our affiliate at the time of sale and has not been our affiliate during the preceding three months.

In general, under Rule 144, once we have been a reporting company subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, an affiliate who has beneficially owned shares of our restricted common stock for at least six months would be entitled to sell within any three-month period any number of such shares that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately 575,900 shares (1% of 57,590,000 shares outstanding immediately after consummation of this offering); or

●	the average weekly trading volume of our common stock on the open market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

In addition, any sales by our affiliates under Rule 144 are subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Our affiliates must comply with all the provisions of Rule 144 (other than the six-month holding period requirement) in order to sell shares of our common stock that are not restricted securities, such as shares acquired by our affiliates either in this offering or through purchases in the open market following this offering. An "affiliate" is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, an issuer.

Similarly, once we have been a reporting company for at least 90 days, a non-affiliate who has beneficially owned shares of our restricted common stock for at least six months would be entitled to sell those shares without complying with the volume limitation, manner of sale and notice provisions of Rule 144, provided that certain public information is available. Furthermore, a non-affiliate who has beneficially owned our shares of restricted common stock for at least one year will not be subject to any restrictions under Rule 144 with respect to such shares, regardless of how long we have been a reporting company.

We are unable to estimate the number of shares that will be sold under Rule 144 since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401.

EXPERTS

Our balance sheets as of June 30, 2015 and the related statement of operations, changes in stockholders' equity and cash flows for the year ended June 30, 2015 included in this prospectus have been audited by Vogel CPAs, PC independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

 DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Nevada law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

US ASSETS, INC.

FINANCIAL STATEMENTS AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MARCH 31, 2016

US ASSETS, INC.

FINANCIAL STATEMENTS AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MARCH 31, 2016

CONTENTS

Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Balance Sheets	2

Statements of Operations	3

Statements of Changes in Stockholders' Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	6-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of US Assets
Dallas, Texas 75201

We have reviewed the accompanying balance sheet of US Assets, Inc. as of March 31, 2016, and the related statements of operations, changes in stockholders' equity, and cash flows for the three and nine month periods then ended. These financial statements are the responsibility of the Company's management.

Management's Responsibility for the Financial Information

Management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditors' responsibility

Our responsibility is to conduct our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America applicable to interim financial information.  A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board and with auditing standards generally accepted in the United States of America, the objectives of which are the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

Members: American Institute of Certified Public Accountants • Texas Society of Certified Public Accountants
CPA Associates International, Inc. with Associated Offices in Principal U.S. and International Cities

Other matter

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheet of US Assets, Inc. as of June 30, 2015, and the related statements of operations, changes in stockholders' equity and cash flows for the period from July 28, 2014 (date of inception) through June 30, 2015 (not presented herein); and in our report dated January 29, 2016, we expressed an unqualified opinion on those statements. In our opinion, the information set forth in the accompanying balance sheet as of June 30, 2015, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

VOGEL CPAs, PC

Certified Public Accountants

Dallas, Texas

June 27, 2016

US ASSETS, INC.

BALANCE SHEETS

	March 31 2016	June 30 2015
Assets	(Unaudited)	(Audited)
Investments, recivables and assets held for sale:
Mortage receivable	$12,204,514	$-
real estate	-	255,611
Equity Investments	310	-
Asset held for sale	43,253	-
Total investment, receivables and assets for sale	$12,248,077	$255,611

Cash and cash equivalents	233,486	15,143
Due from service provider	33,002	-
Prepaid Expenses	-	20,781
Property and Equipment - other	4,250	-
Deposits	2,100	-

Total Assets	$12,520,915	$291,535

Liabilities and Stock holder's equity

Liabilities:
Note payable	$11,895,903	$-
Mortage loan payable	-	243,587
Note payable - vehicule	28,252	-
Escrow balances	117,646	-
Due to related party	10,703	11,790
Accrued expenses	2,071	5,712
Stockholder advances	50,000	-

Total Liabilities	$12,104,575	$261,089

Commitments and Contingencies (Note N)

Stockoholders' equity:
Preferred stock, $.0001 par value, 50,000,000 shares
authorized, 32,500 shares issued and outstanding	$65,000	$-
Common stock, $,0001 par value, 200,000,000 share authorized
57,590,000 and 50,355,000 shares issued and outstanding, respectively	5,759	5,035
Additional paid-in capital	757,991	30,215
Accumulated deficit	(412,410)	(4804)
Total Stockholders' equity	$416,340	$30,446

Total liabilities and stockholders' equity	$12,520,915	$291,535

The accompanying notes are an integral part of these financial statements.

US ASSETS, INC.

STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTH PERIODS ENDED MARCH 31, 2016 (Unaudited)

	Three Months ended March 31, 2016	Nine months ended March 31, 2016
Revenues:
Interest Income	$253,516	$360,837
Commission income	260,000	260,000
Gains on sales of assets	126,655	126,655
Rent income	3,500	3,500

Total Revenues	$643,671	$750,992

Operating Expenses:
Stock based compensation	$-	$500,000
Subcontractors	6,300	35,750
Management fees	82,000	82,000
Advertising and promotion	1,675	2,691
Bank and finance charges	509	1,608
Depreciation	197	461
Interest	275,245	381,815
Licenses and dues	-	897
Office Supplies and expense	277	2,019
Payroll cost	4,663	4,663
Proffessional fees	6,000	25,154
Rent and Utilities - office	7,373	17,590
Rental property expenses	1,774	11,090
Servicing fees - mortgages	46,183	61,790
Travel and entertainment	7,270	29,945

Total operating expenses	$439,466	$1,157,473

Net income (loss)	$204,205	$(406,481)

Preferred Stock dividends	(975)	(1,125)

Net income (loss) to common stockholders	$203,230	$(407,606)

Net income (loss) per share - basic and diluted	$0.00	$(0.01)

Weighted average shares outstanding:
Basic and diluted	57,590,000	54,369,945

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE THREE AND NINE MONTH PERIODS ENDED MARCH 31, 2016 (Unaudited)

	Preferred Stock		Common Stock
	Share Outstanding	Amount	Share Outstanding	Amount	Additional paid-in capital	Accumulated deficit	Total Stockholder's equity
Balances at June 30, 2015 (audited)			$50,355,000	$5,035	$30,215	$(4,804)	$30,446
Issuance of stock under private placement			1,655,000	166	165,334		165,500
Net loss for the three month period						(41,048)	$(41,048)
Balances at September 30, 2015			52,010,000	$5,201	$195,549	(45,852)	$154,898
Issuance of stock under private placement	32,500	65,000	580,000	58	62,942		128,000
Stock Based compensation			5,000,000	500	499,500		500,000
Net loss for the three month period						(569,788)	$(569,788)
Balances at December 31, 2015	32,500	$65,000	$57,590,000	$5,759	$757,991	(615,640)	$213,110
Net income for the three month period						203,230	203,230
Balances at March 31, 20106	$32,500	$65,000	$57,590,000	$5,759	$757,991	(412,410)	$416,340

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CASH FLOWS
FOR THE THREE AND NINE MONTH PERIODS ENDED MARCH 31, 2016
(Unaudited)

	Three Months ended March 31, 2016	Nine months ended March 31, 2016
Cash flows from operation activities:
Net income (loss)	$203,230	$(407,606)
Adjustments to reconcile net income (loss) to net cash
provided (used) by operating activities:

Stock based compensation		500,000
Gains on sales of assets	(126,655)	(126,655)
Amortizaion expense	292	1,168
Depreciation	197	461

Changes in operating assets and liabilities:
Prepaid and other current assets	1,545	20,781
Accrued expenses	(5,415)	(3,640)
Due from service company	151,116	115,847

Net cash provided (used) by operating activities	$224,310	$100,355
Cash flows from investing activites:
Net loans to related parties	$(24,903)	$(170,344)
Payments on mortgages receivable	104,347	170,730
Proceeds from sales	15,264	15,264
Equity Investments	(310)	(310)
Lease deposits		(2,100)
Deposits received on sale of asset		20,000
Purchase of property and equipment		(19,712)

Net cash provided (used) by investing activities	$94,398	$13,528
Cash flows from financing activities:
Proceeds from stock sales	$50,000	$343,500
Increase in escrow balances	(90,791)	(57,003)
Payments on note payable	(104,347)	(170,730)
Payments on mortgage note		(11,307)

Net cash provided (used) by financing activities	$(145,138)	$104,460

Increase (decrease) in cash and cash equivalents	$173,570	$218,343

Cash and cash equivalents at beginning of period	59,916	15,143

Cash equivalents at end of period	$233,486	$233,486

Supplemental disclosure of cash flow information
Acquisition of property financed with debt	$-	28,252
Mortgages receivable acquired with long-term debt	$-	12,064,175
Mortgages receivable acquired with related party loan	$-	200,000
Interest paid	279,847	383,336

The accompanying notes are an integral part of these financial statements.

US ASSETS, INC.

NOTES TO FINANCIAL STATEMENTS

Note A - Organization and nature of operations:

US Assets, Inc. (the "Company") was incorporated in the State of Nevada on July 28, 2014. The Company is a real estate investment company located in Dallas, Texas. The Company's business plan is to purchase, manage and sell homes throughout the United States, but primarily in the Dallas and Houston, Texas market areas. The Company also plans to purchase, manage and develop gas stations and convenience stores, as well as invest in mortgage receivables and other assets.

Note B - Significant accounting policies:
   Basis of presentation
The accompanying unaudited interim financial statements of US Assets, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of reporting cash flows, "cash and cash equivalents" includes cash on hand and all highly liquid investments purchased with original maturity dates of three months or less. In connection with the Company's investment in mortgages receivable, it utilizes the services of the seller of the mortgages to perform collection and all related activities related to the holding of the mortgages. The service provider retains the net cash received, after reductions for a management fee and debt service, on behalf of the Company. Because this cash is considered readily available to the Company, the underlying transactions are considered inherently to be cash flows and are being reported on the cash flow statements in accordance with the underlying purpose of the transactions.

Accounts receivable

Accounts receivable represent uncollateralized obligations due from customers of the Company and are recorded at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts to reflect any loss anticipated on the accounts receivable balances, which is charged to the provision for doubtful accounts. The Company calculates this allowance based on historical write-offs, levels of past due accounts and relationships with and economic status of customers. Accounts are written off as bad debts when all collection efforts have failed and the account is deemed uncollectible.

Mortgages receivable

Mortgages receivable represent the Company's equitable interest in residential mortgages and are secured by the underlying real estate. The mortgages are carried at the remaining principal balance, reduced by estimated allowances for uncollectible accounts to reflect any loss anticipated on mortgage balances, which are charged to the provision for doubtful accounts.  The Company calculates this allowance based on historical write-offs, levels of past due accounts, estimation of recoverable value and economic status of customers. Upon default, the Company secures its interest in the underlying real

US ASSETS, INC.

NOTES TO FINANCIAL STATEMENTS

estate and records its investment in the real estate at its cost and recognition of any loss. Subsequent gains or losses on sales of real estate are recognized when evidence of a completed transaction exists and collection is considered probable.

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, generally 27.5 years for residential rental property. Depreciation commences when placed in service, which, as of the date of this report, has not occurred for the real property. Renewals and betterments that materially extend the life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense when incurred.

Revenue recognition

The Company derives revenues from interest earned on mortgages receivable, rental of real property and from managing and reselling rental properties, gas stations and convenience stores. Interest income is recognized as earned based on amortization of the respective mortgages. Revenues are recognized from rental activities on a straight-line basis over the respective lease periods. Revenues from management activities are recognized based on the terms of the agreements. Revenues from property sales are recognized upon completion of the transaction and receipt of cash or a secured note.  Other revenues from sales of products are recognized upon delivery to the customer. Provisions for discounts, returns and miscellaneous claims from customers are estimated and recorded as a reduction to revenue at the time of sale.

Income taxes

The Company is an incorporated company electing to be taxed as a corporation for federal income tax purposes. Accordingly, taxable income or loss is reported to the Company for inclusion in the accompanying financial statements. State taxes are insignificant.

The Company accounts for any uncertain tax positions in accordance with the provisions of Accounting Standards Codification (ASC) 740 which clarifies the accounting for uncertainty in tax positions with guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise's financial statements and requires an entity to recognize the financial statement impact of a tax position when it is more likely than not that the position will be sustained upon examination. If the tax position meets the more-likely-than-not recognition threshold, the tax effect is recognized at the largest amount of the benefit that is greater than 50% likely of being realized upon ultimate settlement. Interest expense related to tax liabilities will be recognized in the first period that it would begin to accrue according to the relevant tax law, and will be classified as an operating expense.

Taxes collected

The Company collects sales taxes assessed by governmental authorities imposed on certain sales to customers. Sales taxes collected are excluded from revenues; net amounts are reported as a liability on the Company's balance sheet.

Recently issued accounting pronouncements

In April 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update ("ASU") 2015-03 – "Simplifying the Presentation of Debt Issuance Costs" which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability instead of being presented as an asset, consistent with debt discounts. Debt disclosures will include the face amount of the debt liability and the effective interest rate. The update is effective for fiscal years beginning after December 15, 2015, and required retrospective application. Early adoption permitted for financial statements that have not been previously issued. The Company has adopted the provisions of ASU 2015-03 effective for all periods.

US ASSETS, INC.

NOTES TO FINANCIAL STATEMENTS

In August 2015, the FASB issued Accounting Standards Update 2015-14, "Revenue from Contracts with Customers (Topic
606): Deferral of the Effective Date." The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In November 2015, the FASB issued Accounting Standards Update 2015-17, "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes." The amendments in ASU 2015-17 eliminate the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent. The amendments in this ASU are effective for public business entities for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The amendments may be applied prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Company does not expect adoption of this ASU will impact its financial statements.

In January 2016, the FASB issued Accounting Standards Update 2016-01, "Financial Instruments-Overall (Subtopic 825-
10): Recognition and Measurement of Financial Assets and Financial Liabilities." The amendments in ASU 2016-01, among other things, requires equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; Requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; Requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables); Eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost. . The amendments in this ASU are effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The new guidance permits early adoption of the own credit provision. In addition, the new guidance permits early adoption of the provision that exempts private companies and not-for-profit organizations from having to disclose fair value information about financial instruments measured at amortized cost. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In February 2016, the FASB issued Accounting Standards Update 2016-02, "Leases (Topic 842)," which requires lessees to recognize most lease liabilities on their balance sheets but recognize the expenses on their income statements in a manner similar to current practice. The update states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the right to use the underlying asset for the lease term. The update is effective for interim and annual periods beginning after December 15, 2018, and early adoption is permitted. The Company is currently evaluating the impact of this guidance on its financial statements.

In March 2016, the FASB issued Accounting Standards Update 2016-03, "Intangibles-Goodwill and Other (Topic 350); Business Combinations (Topic 805); Consolidation (Topic 810); Derivatives and Hedging (Topic 815): Effective Date and Transition Guidance". The amendments in this ASU make the guidance in ASUs 2014-02, 2014-03, 2014-07, and 2014-18 effective immediately by removing their effective dates. The amendments also include transition provisions that provide that private companies are able to forgo a preferability assessment the first time they elect the accounting alternatives within the scope  of this  ASU.  Any subsequent change to an accounting policy election requires justification that the change is preferable under Topic 250, Accounting Changes and Error Corrections. The amendments in this ASU also extend the transition guidance in ASUs 2014-02, 2014-03, 2014-07, and 2014-18 indefinitely. While this ASU extends transition guidance for Updates 2014-07 and 2014-18, there is no intention to change how transition is applied for those two ASUs. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

US ASSETS, INC.

NOTES TO FINANCIAL STATEMENTS

In March 2016, the FASB issued Accounting Standards Update 2016-04, "Liabilities - Extinguishments of Liabilities; Recognition of  Breakage for Certain Prepaid Stored-Value Products."  This update  clarifies when it is acceptable to recognize the unredeemed portion of prepaid gift cards into income. The update is effective for annual and interim periods beginning after December 15, 2017, and early application is permitted. The Company is currently in the process of evaluating the impact of adoption of this ASU on its financial statements.

In March 2016, the FASB issued Accounting Standards Update 2016-07 "Investments - Equity Method and Joint Ventures (Topic 323), Simplifying the Transition to the Equity Method of Accounting" ("ASU 2016-07)." ASU 2016-07 eliminates the requirement that when an investment subsequently qualifies for use of the equity method as a result of an increase in level of ownership interest or degree of influence, an investor must adjust the investment, results of operations, and retained earnings retroactively on a step-by-step basis as if the equity method had been in effect during all previous periods that the investment had been held. This ASU requires that the equity method investor add the cost of acquiring the additional interest in the investee to the current basis of the investor's previously held interest and to adopt the equity method of accounting as of the date the investment becomes qualified for equity method accounting. In addition, ASU 2016-07 requires that an entity that has an available-for-sale equity security that becomes qualified for the equity method of accounting recognize through earnings the unrealized gain or loss in accumulated other comprehensive income at the date the investment becomes qualified for use of the equity method. The amendments of this ASU are effective for reporting periods beginning after December 15,
2016, with early adoption permitted. The adoption of ASU 2016-07, is not expected to have an impact on the Company's financial statements.

In March 2016, the FASB issued Accounting Standards Update 2016-08, "Revenue from Contracts with Customers (Topic
606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)." The amendments in this ASU are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition of these amendments is the same as the effective date and transition of ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)". Public entities should apply the amendments in ASU 2014-09 for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

On March 30, 2016, the FASB issued Accounting Standards Update 2016-09, "Compensation - Stock Compensation" which simplifies several aspects of the accounting for employee share-based payment transactions for both public and nonpublic entities, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. For public business entities, the ASU is effective for annual reporting periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Early adoption will be permitted in any interim or annual period for which financial statements have not yet been issued or have not been made available for issuance. If early adoption is elected, all amendments in the ASU that apply must be adopted in the same period. In addition, if early adoption is elected in an interim period, any adjustments should be reflected as of the beginning of the annual period that includes that interim period. The Company is in the process of evaluating the impact of the standard on its financial statements and expects there will be no material effect on the Company's financial statements.

Income (loss) per common share

The Company has adopted the provisions of ASC 260, "Earnings per Share." ASC 260 required the presentation of basic earnings (loss) per share ("EPS") and diluted EPS. Basic EPS is calculated by dividing the net income (loss) less preferred dividends (income available to common stockholders) by the weighted average number of common shares outstanding for the period.

Diluted EPS is calculated by dividing the net income (loss) available to common stockholders, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities (i.e., preferred dividends, stock warrants, or other convertible debt) during the period. There were no potential dilutive securities during the periods presented.

US ASSETS, INC.

NOTES TO FINANCIAL STATEMENTS

Note C - Mortgages receivable:

Effective December 1, 2015, the Company entered into an agreement to acquire equitable interests in 178 individual mortgage receivables for $12,267,637. The acquisition was seller-financed with a long-term note along with a down payment of $200,000 provided by the Company's majority owner.  The Company maintains a collateral interest in the underlying real estate, however, it retains a risk of loss should a homeowner default and the underlying collateral value not be sufficient to cover the mortgage balance and related costs. The following information provides an overall description of the mortgage portfolio:

	Average	High	Low

Initial balance	$68,900	$428,834	$9,045
Current balance	$68,565	$427,333	$6,333
Collateral value	$95,764	$550,000	$40,000
Payment	$695	$2,768	$53
Interest rate	9.07%	13.00%	8.00%

As of March 31, 2016, substantially all the mortgage receivables were current as to payment and were backed by sufficient collateral. No allowance was considered necessary.

Upon default on a mortgage, the Company acquires the underlying property. After restoring the property to a marketable condition, the Company either resells or leases the property. Net gains recognized on sales of such properties were $82,811 for the three month and nine month periods ended March 31, 2016.

Note D - Real estate, property and equipment:

Investment in real estate, property and equipment consisted of the following:

	March 31, 2016 (Unaudited)	June 30, 2015(Unaudited)
Real Estate:
Land	$-	$63,000
Building	-	192,611

Total real estate	$-	$255,611

Other property and equipment:
Furniture and equipment	$4,711	$-

	$4,711	$-
Less accumulated depreciation	461	-

Other property and equipment - net	$4,250	$-

During February 2016 the Company sold the rental real estate currently owned. The sale closed on February 18, 2016 for a sales price of $310,000, resulting in a gain of $43,844 to the Company.

US ASSETS, INC.

NOTES TO FINANCIAL STATEMENTS

Note E - Equity investments:

During March 2016 the Company entered into an agreement to facilitate the sale of two emergency care clinics to a third party for an agreed-upon commission of $260,000. The sale was closed during March 2016, at which time the Company was paid the commission and recognized such as revenues.  In connection with this transaction, the Company acquired a 10% interest in Exceptional Health Care, Inc. for $100, which was formed to operate and lease the clinics. The Company has no liability with respect to the operations, which have not commenced as of March 31, 2016.

During March 2016 the Company acquired a 21% interest in 1901 Harwood LLC (Harwood) for $221. Harwood was formed with the  purpose of acquiring and building a  residential  condominium  project  in  Dallas Texas,  and  has  not yet  begun operations.

Note F - Mortgage loan:

On May 20, 2015, in connection with the acquisition of rental property, the Company entered into a long-term note agreement with Centejas Investments, LLC. The note provided for equal monthly payments of principal and interest of $2,592 from July 1, 2015 through June 1, 2020, at which time all remaining principal and interest would be due. The annual interest rate was 11.99%. The note was collateralized by the underlying real property. This property was sold during February 2016, at which time the note was paid.

In accordance with ASU 2015-03 debt issuance costs, originally $8,763, had been offset against the note principal balance for presentation purposes, resulting in an imputed interest rate on the note of 12.95%.  The loan balance consisted of:

	March 31, 2016 (Unaudited)	June 30, 2015 (Audited)

Principal balance	$-	$252,150
Less net deferred loan costs	-	8,563

Net mortgage loan balance	$-	$243,587

Note G - Note payable - vehicle:

During December 2015 the Company acquired a vehicle partially financed under a bank loan for $28,253. The note calls for monthly payments of principal and interest of $1,619. The vehicle was sold subsequent to March 2016 for no gain or loss, and the note was assumed by the purchaser. Consequently, the vehicle and note have been presented as current in the financial statements.

Note H - Note payable - mortgages receivable:

As described in Note C, effective December 1, 2015, the Company entered into an agreement to acquire equitable interests in mortgage receivables. The acquisition was seller financed under a note for $12,067,637.  Interest only is payable monthly at 9% per annum, with the principal balance being due October 1, 2017. The note is secured by the mortgages receivable. The Company has elected to apply collections on the mortgages receivable to the outstanding note payable balance prior to the due date.

US ASSETS, INC.

NOTES TO FINANCIAL STATEMENTS

Note I - Mortgage servicing agreement:

The Company entered into a servicing agreement with the seller with respect to the mortgages described in Notes C and H. The agreement provides for a management fee of 10% of collections to be paid on a monthly basis for the life of the mortgages.

Note J - Stock based compensation:

During December 2015, the Company issued 5,000,000 shares of its common stock to two individuals for services rendered. Stock has been consistently sold to various unrelated parties during 2015 at a price of $.10 per share. The Company has recognized the compensation cost associated with the issuance of the shares at this price of $.10 per share resulting in a charge of $500,000 during the three months ended December 31, 2015.

Note K - Stockholders' equity:

Upon incorporation, the Company was to issue 50,000,000 shares of its common stock to Jeffrey Love, its founder and president. No consideration was to be received for these shares. Due to administrative reasons, such shares were not issued until 2016. However, in order to more accurately reflect the stock ownership and since no consideration was received in exchange for the shares, the issuance has been recorded as of June 30, 2015.

During May 2015 the Company offered for sale 2,500,000 shares of its common stock through a private placement memorandum. The terms of the offering were $.10 per share for a total of $250,000, to expire October 31, 2015. For the period ended June 30, 2015, 355,000 shares were subscribed to for total proceeds of $35,250. An additional 1,655,000 shares were subscribed to and issued during the three months ended September 30, 2015 with cash proceeds totaling $165,500. Further,
580,000 shares were subscribed to and issued during the three months ended December 31, 2015 with cash proceeds totaling
$63,000.

During November and December 2015 the Company issued 32,500 shares of preferred stock through a private placement memorandum; total cash raised was $65,000. The terms of the offering were $2.00 per share for a maximum total of 2,500,000 shares.  Dividends are payable quarterly at 6% per annum.

Note L - Income taxes:

The Company has incurred losses since inception and, therefore, has no tax liability. The net deferred tax asset generated by the loss carryforward has been fully reserved. The cumulative loss carryforward is approximately $412,000 at March 31, 2016, which expires beginning in 2035.

Note M - Related party transactions:

During the period from July 28, 2014 (date of inception) through June 30, 2015, property acquisition costs totaling $31,804 were paid by the president and majority owner of the Company, in addition to cash advances to the Company of $20,000. Unreimbursed amounts due to the owner totaled $11,790 at June 30, 2015.

During the nine months ended March 31, 2016, the Company advanced funds on behalf of this same party and received cash advances and funds applied on its behalf by the individual. Amounts due to the owner totaled $10,703 at March 31, 2016. Amounts due to and from this related party are unsecured, are due on demand, and do not bear interest.

US ASSETS, INC.

NOTES TO FINANCIAL STATEMENTS

Note N - Commitments and contingencies:

The Company entered into a lease for office space commencing October 1, 2015. The terms of the lease provide for a period of deferred rent and then increasing rental payments over the life of the lease. For financial statement purposes rent expense is recognized on a straight-line basis over the life of the lease, thereby resulting in the recording of a deferred lease liability for rent expense reported but not yet paid.  Future minimum rentals due under this non-cancelable operating lease are as follows:

Year ending June 30,	Amount

2016	$45,211
2017	61,612
2018	63,385
2019	65,158
2020	66,931
Thereafter	39,301

$341,598

Rent expense totaled $5,023 and $10,047 for the three and nine month periods ended March 31, 2016, respectively.

Note O - Subsequent events:

Subsequent events have been evaluated through June 27, 2016, which is the date the financial statements were available to be issued.

US ASSETS, INC.

FINANCIAL STATEMENTSAND
REPORT OF INDEPENDENT REGISTERED
 PUBLIC ACCOUNTING FIRM
JUNE 30, 2015

Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Balance Sheets	2

Statements of Operations	3

Statements of Changes in Stockholders' Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	6-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of US Assets
Dallas, Texas 75201

We have audited the accompanying balance sheet of US Assets, Inc., as of June 30, 2015, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from July 28, 2014 (date of inception) through June 30, 2015. These financial statements are the responsibility of US Asset's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of US Assets, Inc. as of June 30, 2015, and the results of its operations and its cash flows for the period from July 28, 2014 (date of inception) through June 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

VOGEL CPAs, PC

Certified Public Accountants

Dallas, Texas

January 29, 2016

F - 1

US ASSETS, INC.

BALANCE SHEET
JUNE 30, 2015

Assets

Current assets:
Cash and cash equivalents	$15,143
Prepaid expenses	20,781

Total current assets	$35,924

Property and equipment - net	255,611

Total assets	$291,535

Liabilities and stockholders' equity

Current liabilities:
Current maturities of long-term debt	$12,536
Accrued expenses	5,712
Due to related party	11,790

Total current liabilities	$30,038
Long-term liabilities:
Long-term debt, net of current maturities	231,051

Total liabilities	$261,089

Commitments and contingencies (Note H)

Stockholders' equity:
Preferred stock, $.0001 par value, 50,000,000 shares
authorized, none outstanding	$-
Common stock, $.0001 par value, 200,000,000 shares
authorized, 50,355,000 shares issued and outstanding	5,035
Additional paid-in capital	30,215
Accumulated deficit)	(4,804)

Total stockholders' equity	$30,446

Total liabilities and stockholders' equity	$291,535

The accompanying notes are an integral part of these financial statements.

F - 2

US ASSETS, INC.

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 28, 2014 (DATE OF INCEPTION)
THROUGH JUNE 30, 2015

Revenues	$-

Cost of revenues	-

Gross margin	$-

Operating expenses:
Interest	$3,727
Property taxes	747
Other rental expenses	237
Other general and administrative	93

Total operating expenses	$4,804

Net loss	$(4,804)

Net loss per share - basic and diluted	$-

Weighted average shares outstanding:
Basic and diluted	50,028,417

The accompanying notes are an integral part of these financial statements.

F - 3

US ASSETS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM JULY 28, 2014 (DATE OF INCEPTION)
THROUGH JUNE 30, 2015

	Common stock
	Shares outstanding	Amount	Additional paid-in capital	Accumulated deficit	Total stockholders' equity
Balance at July 28, 2014 (date of inception)	-	$-	$-	$-	$-
Initial issuance of common stock	50,000,000	5,000	(5,000)	-	-
Issuance of stock under private placement	355,000	35	35,215	-	35,250
Net loss for the period	-	-	-	(4,804)	(4,804)
Balance at June 30, 2015	50,355,000	$5,035	$30,215	$(4,804)	$30,446

The accompanying notes are an integral part of these financial statements.

F - 4

US ASSETS, INC.

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 28, 2014 (DATE OF INCEPTION)
THROUGH JUNE 30, 2015

Cash flows from operating activities:
Net loss	$(4804)
Adjustments to reconcile net loss to net cash
used by operating activities:

Amortization expense	200

Changes in operating assets and liabilities:
Prepaids and other current assets	910
Accrued expenses	2519
Other liabilities	1082

Net cash used by operating activities	$(93)

Cash flows from financing activities:
Proceeds from stock sales	$35250
Net loans from related parties	(20,014)

Net cash provided by financing activities	$15236

Increase in cash and cash equivalents	$15143

Cash and cash equivalents at beginning of year	-

Cash and cash equivalents at end of year	$15143

Supplemental disclosure of cash flow information:
Acquisition of property financed with long-term debt	$255611

The accompanying notes are an integral part of these financial statements.

F - 5

US ASSETS, INC.

NOTES TO FINANCIAL STATEMENTS
Note A - Organization and nature of operations:
US Assets, Inc. (the "Company") was incorporated in the State of Nevada on July 28, 2014. The Company is a real estate investment company located in Dallas, Texas. The Company's business plan is to purchase, manage and sell homes throughout the United States, but primarily in the Dallas and Houston, Texas market areas. The Company also plans to purchase, manage and develop gas stations and convenience stores. The financial statements include the results of operations of the Company for the period from July 28, 2014 (date of inception) through June 30, 2015.
Note B - Significant accounting policies: Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and cash equivalents
For purposes of reporting cash flows, "cash and cash equivalents" includes cash on hand and all highly liquid investments purchased with original maturity dates of three months or less.
Accounts receivable
Accounts receivable represent uncollateralized obligations due from customers of the Company and are recorded at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts to reflect any loss anticipated on the accounts receivable balances, which is charged to the provision for doubtful accounts. The Company calculates this allowance based on historical write-offs, levels of past due accounts and relationships with and economic status of customers. Accounts are written off as bad debts when all collection efforts have failed and the account is deemed uncollectible.
Property and equipment
Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, generally 27.5 years for residential rental property. Depreciation commences when placed in service, which occurred in July 2015 for the real property. Renewals and betterments that materially extend the life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense when incurred.
Revenue recognition
The Company derives revenues from rental of real property and from managing and reselling rental properties, gas stations and convenience stores. Revenues are recognized from its rental activities on a straight-line basis over the respective lease periods. Revenues from management activities are recognized based on the terms of the agreements. Revenues from property sales are recognized upon completion of the transaction and receipt of cash or a secured note. Other revenues from sales of products are recognized upon delivery to the customer. Provisions for discounts, returns and miscellaneous claims from customers are estimated and recorded as a reduction to revenue at the time of sale.
Cost of revenues
Cost of revenues includes inventory costs as well as warehousing, shipping and handling.

F - 6

US ASSETS, INC.
NOTES TO FINANCIAL STATEMENTS
Note B - Significant accounting policies (continued):
Income taxes
The Company is an incorporated company electing to be taxed as a corporation for federal income tax purposes. Accordingly, taxable income or loss is reported to the Company for inclusion in the accompanying financial statements. State taxes are insignificant.
The Company accounts for any uncertain tax positions in accordance with the provisions of Accounting Standards Codification (ASC) 740 which clarifies the accounting for uncertainty in tax positions with guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise's financial statements and requires an entity to recognize the financial statement impact of a tax position when it is more likely than not that the position will be sustained upon examination. If the tax position meets the more-likely-than-not recognition threshold, the tax effect is recognized at the largest amount of the benefit that is greater than 50% likely of being realized upon ultimate settlement. Interest expense related to tax liabilities will be recognized in the first period that it would begin to accrue according to the relevant tax law, and will be classified as an operating expense.
Taxes collected
The Company collects sales taxes assessed by governmental authorities imposed on certain sales to customers. Sales taxes collected are excluded from revenues; net amounts are reported as a liability on the Company's balance sheet.
Recently issued accounting pronouncements
In April 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update ("ASU") 2015-03 – "Simplifying the Presentation of Debt Issuance Costs" which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability instead of being presented as an asset, consistent with debt discounts. Debt disclosures will include the face amount of the debt liability and the effective interest rate. The update is effective for fiscal years beginning after December 15, 2015, and required retrospective application. Early adoption permitted for financial statements that have not been previously issued. The Company has adopted the provisions of ASU 2015-03 effective for all periods.
In August 2015, the FASB issued Accounting Standards Update 2015-14, "Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date". The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.
In November 2015, the FASB issued Accounting Standards Update 2015-17, "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes". The amendments in ASU 2015-17 eliminate the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent. The amendments in this ASU are effective for public business entities for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The amendments may be applied prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Company does not expect adoption of this ASU will impact its financial statements.

F - 7

US ASSETS. INC.
NOTES TO FINANCIAL STATEMENTS
Note B - Significant accounting policies (continued):
Income (loss) per common share
The Company has adopted the provisions of ASC 260, "Earnings per Share." ASC 260 requires the presentation of basic earnings (loss) per share ("EPS") and diluted EPS. Basic EPS is calculated by dividing net income (loss) less preferred dividends (income available to common stockholders) by the weighted average number of common shares outstanding for the period.
Diluted EPS is calculated by dividing net income (loss) available to common stockholders, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities (i.e., preferred dividends, stock warrants, or other convertible debt) during the period. For 2015, there were no potential dilutive securities.

Note C - Property and equipment:

As of June 30, 2015, property and equipment consisted of the following:

Land	$63,000
Building	192,611
$255,611
Less accumulated depreciation	-
Property and equipment - net	$255,611

Note D - Long-term debt:
On May 20, 2015, in connection with the acquisition of rental property, the Company entered into a long-term note with Centejas Investments, LLC. The note provides for equal monthly payments of principal and interest of $2,591.71 from July 1, 2015 through June 1, 2020, at which time all remaining principal and interest are due. The annual interest rate is 11.99%. The note is collateralized by the underlying real property.
In accordance with ASU 2015-03 debt issuance costs, originally $8,763, have been offset against the note principal balance for presentation purposes, resulting in an imputed interest rate on the note of 12.95%.The note balance at June 30, 2015 consists of:
Principal balance	$252,150
Less net deferred loan costs	8,563
Net balance	$243,587
Less current maturities	12,536
Long-term debt, net of current maturities	$231,051

F - 8

9
US ASSETS, INC.
NOTES TO FINANCIAL STATEMENTS
Note D - Long-term debt (continued): Maturities of long-term debt are as follows:
Year ending June 30,	Amount
2016	$12,536
2017	2,078
2018	2,355
2019	2,636
2020	232,545
$252,150

Note E - Stockholders' equity:
Upon incorporation, the Company was to issue 50,000,000 shares of its common stock to Jeffrey Love, its founder and president. No consideration was to be received for these shares. Due to administrative reasons, such shares were not issued until 2016. However, in order to more accurately reflect the stock ownership and since no consideration was received in exchange for the shares, the issuance has been recorded as of June 30, 2015.
During May 2015, the Company offered for sale 2,500,000 shares of its common stock through a private placement memorandum. The terms of the offering were $.10 per share for a total of $250,000, to expire October 31, 2015. For the period ended June 30, 2015, 355,000 shares were subscribed to for total proceeds of $35,250.
Note F - Income taxes:
The Company has incurred losses since inception and, therefore, has no tax liability. The net deferred tax asset generated by the loss carryforward is deminimus and has been fully reserved. The cumulative loss carryforward is approximately $4,800 at June 30, 2015, which expires beginning in 2035.
Note G - Related party transactions:
During the period from July 28, 2014 (date of inception) through June 30, 2015, property acquisition costs totaling $31,804 were paid by the president and majority owner of the Company in addition to cash advances to the Company of $20,000. Unreimbursed amounts due to the owner totaled $11,790 at June 30, 2015. Such amounts are due on demand without interest.

F - 9

US ASSETS, INC.
NOTES TO FINANCIAL STATEMENTS

The Company entered into a lease for office space commencing October 1, 2015. Future minimum rentals due under this non-cancelable operating lease are as follows:

Year endingJune 30,	Amount
2016	$45,211
2017	61,612
2018	63,385
2019	65,158
2020	66,931
Thereafter	39,301
$341,598

Note I - Subsequent events:
Subsequent events have been evaluated through January 29, 2016, which is the date the financial statements were available to be issued.
An additional 2,135,000 shares of common stock were issued after June 30, 2015, under the private placement detailed in Note E, with proceeds totaling $213,500 in cash.
During November 2015, the Company acquired residential mortgages and leases in a single transaction totaling approximately $12,700,000. Consideration paid consisted of $200,000 in cash and the issuance of a note payable for $12,500,000. The note requires monthly payments of interest only at 9% per annum through October 1, 2017, at which time the remaining principal and interest are due.

F - 10

US ASSETS, INC.

2,590,000 Shares of
Common Stock

PROSPECTUS

_______________________, 2016

Until ________________, 2016, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The table below lists various expenses payable in connection with the sale and distribution of the securities being registered hereby. All the expenses are estimates, except the Securities and Exchange Commission ("SEC") registration fee. All such expenses will be borne by the Company.

Type	Amount
SEC Registration Fee	$27
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	15,000
Total Expenses	$40,027

Item 14. Indemnification of Directors and Officers

The Nevada Business Corporation Act allows us to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our Articles of Incorporation provide that the Company will indemnify any and all persons, which will our directors and officers, that the Company has to the power to indemnify under Nevada corporation law, from and against any and all of the expenses, liabilities and other matters referred to in the Nevada corporation law., and that such rights are not exclusive of other rights to which such persons may be entitles under any other agreement, the Bylaws, or vote of stockholders or disinterested directors. This indemnification extends both to actions in these persons' official capacity and actions in any other capacity while holding the applicable office, and continues after the person has ceased to be a director, officer, employee or agent of the Company, and inures to the benefit of the heir, executors and administrators of the applicable person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years (since inception) involving sales or our securities that were not registered under the Securities Act.

Prior to September 1, 2016, we sold a total of 2,590,000 common shares for an aggregate purchase price of $258.750.  The issuances of the shares to the investors were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D.  The issuer sold all of the outstanding shares in transactions not involving a public offering, to individuals with whom the principals of the Company (Jeff Love, our President, Chief Executive Officer and Chairman of Board of Directors; Ahmed Mahmud, our Chief Operating Officer and a Director, and Dave Aarant, our Chief Financial Officer – collectively, the "Principals") had a prior relationship.  No advertising or solicitation was utilized by the issuer.

Also listed in the table below, a total of 2,500,000 common shares were issued for executive compensation. Faizullah Abassi was issued 2,500,000 shares in payment for services. Services provided include formation of the company, development of the business and operating model, market research, general day-to-day operations, investor relations, technology development and oversight.

NAME	Common Shares Issued	Price

Ahmed Mahmud	2,500,000	250,000
Faizullah Abbasi	2,500,000	250,000
Subtotal	5,000,000	500,000

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules.

None.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A)
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(C)
Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by "Item 8.A. of Form 20-F (17 CFR 249.220f)" at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons pursuant to the provisions described in Item 14 above, or otherwise, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We hereby undertake that:

(1)
for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)
for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2016.

US ASSETS, INC.

By:	/s/ Jeffrey Love
Jeffrey Love
President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey Love	Chief Executive Officer and Director	September 7, 2016
Jeffrey Love	(principal executive officer)

/s/ J. Dave Aarant	Chief Financial Officer	September 7, 2016
J. Dave Aarant	(principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of US Assets Inc. dated July 28, 2014.

3.2	Bylaws of the registrant.

4.1	Form of Stock Certificate.

5.1	Opinion of Legal & Compliance, LLC.

10.1	Lease Agreement between US Assets Inc. and 1910 Pacific, L.P., dated September 14, 2015

10.2	Contract for Mortgage Purchase between US Assets Inc. and FP Management Group, dated November 1, 2015.

10.3	Management and Servicing Agreement between US Assets Inc. and FP Management, LLC, dated November 1, 2015.

10.4	Preliminary Partnership Agreement of Exceptional Health Care, Inc., dated March 4, 2016.

10.5	Subsidiaries of the Registrant - None

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Legal & Compliance, LLC (included in Exhibit 5.1).